Dice Holdings, Inc. Announces

Partial Exercise of Underwriters’ Over-Allotment Option

New York, New York, August 21, 2007 – Dice Holdings, Inc. (NYSE: DHX) today announced that on August 16, 2007, the underwriters of the Company's recent initial public offering exercised their option to purchase from certain selling stockholders 292,000 shares of the Company’s common stock. These 292,000 shares were purchased pursuant to the underwriters’ over-allotment option to purchase up to 2,505,000 shares of the Company’s common stock in the offering. The shares were purchased from the selling stockholders at the initial public offering price of $13.00 per share less the underwriting discount. Given that only a portion of the over-allotment option was exercised, all of the 292,000 shares were sold by senior management. The Company did not receive any proceeds from this transaction, which closed today.

After giving effect to the exercise of the over-allotment option, the Company and selling stockholders sold a total of 16,992,000 shares of common stock in the offering, of which 6,700,000 shares were sold by the Company.

Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated acted as joint book-running managers of the offering and JP Morgan Securities Inc., Lehman Brothers Inc. and Jefferies & Company, Inc. acted as co-managers.

Copies of the prospectus related to the offering can be obtained from the prospectus department of Credit Suisse, One Madison Avenue, New York, NY, 10010 (telephone 212.325.2580) or by faxing requests to 212.325.8057 or from Morgan Stanley, 180 Varick Street, New York, NY, 10014 or email prospectus@morganstanley.com

The registration statement relating to the initial public offering of shares of common stock of the Company has been declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of common stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dice Holdings, Inc.

Dice Holdings, Inc. is a leading provider of specialized career websites for professional communities, including technology and engineering, capital markets and financial services, accounting and finance, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. Over more than 16 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets in North America, Europe, the Middle East, Asia and Australia.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1, as amended, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

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Contact:

Investor Relations:

Don Tomoff or Tom Ryan, ICR, Inc.

212.448.4181 | IR@dice.com

Media Relations

Rich Layne or Stephanie Sampiere, ICR Inc.